Exhibit (j): Consent of Deloitte & Touche LLP
                  ------------

                                                                      Exhibit 11





INDEPENDENT AUDITORS' CONSENT

To the Board of Trustees of SCM Investment Trust and Shareholders of SCM Strategic Growth Fund:


We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement No. 333-49831 of SCM Strategic Growth Fund of our report dated June 18, 1999, appearing in the Annual Report for the period ended May 31, 1999, and to the reference to us under the heading "Financial Highlights" in the Prospectus, which is part of such Registration Statement.


/S/ Deloitte & Touche LLP

Deloitte & Touche LLP

Pittsburgh, Pennsylvania
July 28, 1999